Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

August 30, 2010

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated August 26, 2010 of Bluewave Group, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we disagree with such statements insofar as they relate to our dismissal.

Unresolved matters of accounting principles in the two-year audit from which we are being dismissed are:

•	A material restatement of the prior year financial statements.
•	A contract in the issuer’s own equity which has not been evaluated against ASC 815-40.
•	Unrecorded liabilities and expense.
•	Incomplete footnotes.

We cannot confirm or deny that the appointment of LBB and Associates Ltd., LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

Seale and Beers, CPAs                      PCAOB & CPAB Registered Auditors
50 South Jones Blvd., Suite 202, Las Vegas, NV 89107 888-727-8251 Fax 888-782-2351